UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

37000 Grand River Avenue, Suite 120 Farmington Hills, MI 48335

(Address of principal executive offices and zip code)

248-957-9024
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	OCUP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Appointment of Chief Executive Officer

On October 30, 2023, the Board of Directors (the “Board”) of Ocuphire Pharma, Inc. (the “Company”) appointed Dr. George Magrath, age 39, as the Company’s Chief Executive Officer, effective as of November 1, 2023.

Dr. Magrath was chief executive officer of Lexitas Pharmaceutical Services, Inc., a position he has served in from February 2021 through September 30, 2023.   Immediately thereafter he served as a consultant to Lexitas Pharmaceuticals Services, Inc. from September 2023 through October 2023. Prior to serving in these roles, he served with the same Company as its chief medical officer from August 2020 to January 2021.  Dr. Magrath previously served as medical director at Hovione Pharmaceuticals, LLC from August 2015 to August 2020. Dr. Magrath served on the board of directors of Lexitas Pharmaceutical Services from August 2021 through September 2023 and as a scientific advisory board member of Line 6 Biotechnology, Inc. from March 2022 to October 2023 and ONO Pharmaceutical Co., Ltd. from November 2019 to January 2023.   He is a board observer of Implicit Bioscience (since 2022) and on the advisory board of Foundation Fighting Blindness Translational Research Acceleration Program (since 2022). Dr. Magrath earned his M.B.A. from The Citadel, his M.D. from Medical University of South Carolina, his M.S. in Applied Economics from Johns Hopkins University and his B.S. in Biological Chemistry from Clemson University.

On October 31, 2023, the Company and Dr. Magrath entered into an employment agreement (the “Employment Agreement”). The Employment Agreement has an initial term (the “Initial Term”) of two (2) years beginning on November 1, 2023 and automatically renews for an additional one-year period at the end of the Initial Term and each anniversary thereafter (a “Renewal Term”), provided that the Board does not notify Dr. Magrath of its intention not to renew at least 60 days prior to the expiration of the Initial Term or any Renewal Term.

The Employment Agreement entitles Dr. Magrath to an annual base salary of $575,000, reviewed annually. Dr. Magrath is also eligible for annual incentive compensation targeted at 55% of his base salary. Pursuant to the terms of the Employment Agreement, Dr. Magrath was granted, effective as of his first day of employment with the Company (the “Grant Date”), a nonstatutory stock option to purchase 600,000 shares of the Company’s common stock (“Stock Option Award”) and 400,000 restricted stock units (“RSU Award”) pursuant to the terms of the Company’s form of Stock Option Grant Notice and form award agreement and form of RSU Award Grant Notice and form award agreement, respectively (the Stock Option Award and RSU Award, collectively, the “Inducement Awards”) under the Company’s 2021 Inducement Plan (the “Inducement Plan”). The Stock Option Award vests as to 25% of the shares underlying the Stock Option Award on the first anniversary of the Grant Date and, the remaining shares subject to the Stock Option Award, shall vest and become exercisable in equal monthly installments on the last day of each full month over the thirty-six (36) months following the first anniversary of the Grant Date. The RSU Award vests as to 25% of the shares underlying the RSU Award in four equal annual consecutive installments commencing on the first anniversary of the Grant Date, and the remaining shares subject to the RSU Award shall vest and become exercisable on each consecutive anniversary of the Grant Date so that all shares subject to the RSU Award will be vested on the fourth-year anniversary of the Grant Date. If Dr. Magrath is employed by the Company, and the Company consummates a Change in Control (as defined in the Employment Agreement) and the Inducement Awards are not assumed, continued or substituted by the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) in such Change in Control in the manner contemplated by the Inducement Plan, then 100% of the unvested portion of the applicable Inducement Award shall fully vest immediately prior to the effectiveness of such Change in Control.

In the event of Dr. Magrath’s death during the employment period or a termination due to disability, Dr. Magrath, his beneficiaries or legal representatives shall be entitled to receive any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends, unreimbursed expenses and certain other benefits provided for in the Employment Agreement (the “Unconditional Entitlements”). In the event of termination for cause by the Company or the termination of employment as a result of resignation without good reason, Dr. Magrath shall be provided the Unconditional Entitlements.

In the event of a resignation by Dr. Magrath for good reason or the exercise by the Company of its right to terminate Dr. Magrath other than for cause, death or disability, Dr. Magrath will receive the Unconditional Entitlements and, subject to Dr. Magrath signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall pay a severance amount to Dr. Magrath equal to one hundred percent (100%) of Dr. Magrath’s then-current base salary (the “Severance Amount”) and pay for Dr. Magrath’s continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (known as COBRA) for a period of twelve (12) months (the “Conditional Benefits”).

In the event of a resignation by Dr. Magrath for good reason, the exercise by the Company of its right to terminate Dr. Magrath other than for cause, death or disability, in each case, within twelve (12) months following or three (3) months prior to the effective date of a Change in Control, Dr. Magrath will receive the following: (i) the Unconditional Entitlements and the Conditional Benefits less the Severance Amount; (ii) an amount equal to the product of 1.0 times the sum of Dr. Magrath’s annual base salary and target annual cash bonus, less the Non-Compete Amount as defined in the Employment Agreement (if applicable); and (iii) accelerated vesting of all equity awards that were assumed, continued or substituted by the surviving or acquiring corporation in the Change in Control and remain subject to time-based vesting conditions, if any.

In addition, the Company and Dr. Magrath entered into a Confidentiality and an Employee Proprietary Information and Invention Assignment Agreement that applies during the term of Dr. Magrath’s employment and thereafter.

Dr. Magrath was also appointed as a member of the Board, effective as of November 1, 2023. As a result of his appointment as Chief Executive Officer, Dr. Magrath is not considered independent and will not serve on any committees of the Board.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference. Additionally, a copy of the Form of Restricted Stock Unit Award Grant Notice and Form of Award Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Termination of Richard Rodgers as Interim President and Chief Executive Officer

As disclosed in the Current Report on Form 8-K filed by the Company on April 21, 2023, the Company appointed Richard Rodgers to serve as Interim President and Chief Executive Officer of the Company on April 19, 2023.  In connection with the appointment of Dr. Magrath as the Chief Executive Officer of the Company as described above, on November 1, 2023, Mr. Rodgers ceased to serve as Interim President and Chief Executive Officer of the Company as of such date. The departure of Mr. Rodgers was not related to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Rodgers will remain a member of the Board.

Item 7.01	Regulation FD Disclosure.

On November 1, 2023, the Company issued a press release announcing the appointment of Dr. Magrath as Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Inducement Plan Increase

On October 30, 2023, the Board adopted the First Amendment (the “First Amendment”) to the Company’s Inducement Plan, increasing the aggregate number of shares of common stock that may be issued pursuant to equity incentive awards under the Inducement Plan by 2,000,000 shares for a total of 2,325,258 shares of common stock that may be issued pursuant to equity incentive awards under the Inducement Plan. The Company believes that the increase in the shares reserved under the Inducement Plan is necessary to allow it to attract qualified employees.

The foregoing description of the terms of the First Amendment is qualified in its entirety by reference to the actual terms of the First Amendment, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Committee Composition

Effective as of November 15, 2023, the composition of the committees of the Board shall be as follows:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Cam Gallagher (Chairman of the Board)		X*	X
Sean Ainsworth	X	X
Susan Benton		X	X
James Manuso	X		X*
Jay Pepose
Richard Rodgers	X*	X
* Committee Chairperson

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement entered into on October 31, 2023 by and between Ocuphire Pharma, Inc. and George Magrath.

10.2	Form of Restricted Stock Unit Award and Form of Award Agreement.

10.3	First Amendment to 2021 Inducement Plan.

99.1	Press release issued by Ocuphire Pharma, Inc. on November 1, 2023, furnished herewith.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUPHIRE PHARMA, INC.

Date: November 1, 2023	By:	/s/ George Magrath
George Magrath
Chief Executive Officer